Exhibit 10.20

AMENDMENT 2012-1

TO

THE PEP BOYS SAVINGS PLAN

Pursuant to the authority previously delegated to it by the Board of Directors of The Pep Boys — Manny, Moe & Jack (the “Company”), the Benefits Plan Committee of the Company hereby amends The Pep Boys Savings Plan (the “Plan”) as follows:

1.                                      Effective as of January 1, 2008, Section 5.3 of the Plan is hereby amended to delete subsection (c) in its entirety.

2.                                      Effective as of January 1, 2008, Section 5.4 of the Plan is hereby amended to delete the fifth through eighth paragraphs thereof, starting with the paragraph that begins, “For Limitation Years beginning on and after January 1, 1998….”

3.                                      Section 13.2A(a)(2)(A) of the Plan is hereby amended to replace “separation from service” with “severance from employment.”

4.                                      Section 13.3 of the Plan is hereby amended to add a new sentence to the end thereof to read as follows:

“This Section 13.3 shall not apply with respect to Plan Years beginning on and after January 1, 2002.”

IN WITNESS WHEREOF, this Amendment to the Plan set forth herein has been executed this 18th day of April, 2012.

BENEFITS PLAN COMMITTEE

/s/ Troy E. Fee
Troy E. Fee

/s/ Raymond L. Arthur
Raymond L. Arthur

/s/ Bernard K. McElroy
Bernard K. McElroy